060294
                             SECOND AMENDMENT TO THE
                             JUSTIN INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                          (As Restated January 1. 1989)


WHEREAS, Justin Industries, Inc., a Texas corporation with its principal office and place of business in Tarrant County, Texas (the "Company") adopted the Justin Industries, Inc. Employee Stock Ownership Plan (the "Plan") effective as of January 1, 1978; and

WHEREAS, the Plan was amended and restated effective January 1, 1985; was further amended by the First Amendment thereto effective January 1, 1985; was further amended by the Second Amendment thereto effective January 1, 1988; and was further amended by the Third Amendment thereto effective October 6, 1989; and was further amended by the Fourth Amendment thereto effective November 1, 1992; and

WHEREAS, the Plan was further amended and restated January 1, 1989; was further amended by the First Amendment thereto effective July 1, 1994; and

WHEREAS, the Board of Directors of the Company has authorized this Second Amendment to the Justin Industries, Inc. Employee Stock Ownership Plan (As Restated January 1, 1989);

NOW THEREFORE, pursuant to the powers reserved in Section 16.1 of the Plan (As Restated January 1, 1989), the Company does hereby amend such Plan, effective August 1, 1994, by:

     (i) restating pages III-1 and III-2, to add a special one-time only August 1, 1994 entry date in Section 3.2;

     (ii) restating page IV-2, to revise Section 4.2 as to Members' changes in salary deferrals;

     (iii) restating page V-3, to revise Section 5.5 (Investment Fund Options) to allow flexibility in manner of election;

     (iv)  restating page IX-2, to allow dividend pass-through under Section
           9.3;

     (v) restating pages XIII-4 and XIII-5, to allow assessment, under Section 13.6, of a withdrawal fee when Members take distributions; and

Such revised pages are as attached hereto.

================================================================================

                                   ARTICLE III

                           Participation Requirements


     3.1 Participation Originating Under The Previous Plan: Employees in Covered Employment who were participants in the Previous Plan immediately prior to the Effective Date, or would have become participants on the Effective Date, shall automatically become Members in this restated Plan as of the Effective Date.

     3.2 Participation Originating Under This Plan: Each Employee who does not become a Member in this Plan in accordance with Section 3.1 hereof shall become a Member in this Plan on the first January 1st or July 1st (i.e., "entry date") on which he:

               a.  is in Covered Employment;

               b.  has attained his twenty-first (21st)
                   birthday;

               c.  has completed a year of Participation
                   Service; and

               d. has agreed to participation hereunder in writing on a form prescribed by the Committee.

     Notwithstanding the above, all eligible Employees who are not Members hereunder on July 1, 1994 may become Members hereunder on August 1, 1994, provided they otherwise meet the requirements for participation hereunder.

     3.3 Cessation Of Participation And Reentry: If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, before he has become a Member hereunder, he will, following such Break in Service or interruption of Covered Employment, become a Member on the first entry date specified in Section 3.2 hereof after he meets the requirements for participation specified in Section 3.2 hereof. For purposes of determining whether an Employee's prior Participation Service is to be counted toward such requirements, the provisions of Section 2.5 hereof shall be applicable.

     If, however, an Employee leaves Covered Employment after having met the participation requirements of Section 3.2 hereof but before his entry date, he will, if he reenters Covered Employment after such entry date but before having a one (1) year Break in Service, become a Member immediately upon such reentry into Covered Employment.

     If an Employee has a year or more of Breaks in Service, or if he leaves Covered Employment, after he has a vested benefit hereunder, he will cease his participation in this Plan, but will, immediately following such Break in Service or interruption of Covered Employment, again become a Member hereunder, provided he is in Covered Employment.

     3.4 Participation Of Employees Of New Employers: If, after the Effective Date hereof, any organization adopts the Plan and Trust as a new Employer as herein provided, it shall specify in its adoption resolution or decision an initial date for the application and enrollment of its eligible Employees under the Plan and shall thereafter be governed by the provisions of this Article III.

                              Pages III-1 and III-2
================================================================================

for each Plan Year shall he the number of shares pledged held in the loan suspense account prior to the release, multiplied by a fraction the numerator of which is the amount of principal and/or interest paid on the loan obtained to acquire the shares and the denominator of which is the sum of the numerator plus the total payments of principal and interest to be paid on the loan. Repayments of principal and interest on any debt obligations shall be made by the Trustee (as directed by the Committee) only from ESOP Employer Contributions in cash to the Trust. The proceeds of any such loan may be used only to acquire Employer Stock, to repay such loan, or to repay a prior loan.

     4.2 Member (Pre-Tax) Salary Deferral Contributions: Before he becomes a Member hereunder and prior to each January 1 or July 1 thereafter, a Member may enter into a written salary deferral agreement with his Employer which shall provide that the Member elects to defer (on a pre-tax basis) a portion of his Compensation; provided, however:

          (1) The Committee may require such to be a whole dollar or a whole percentage of Compensation.

          (2)  Such deferral must meet the deferral percentage test in
     Section 4.5 hereof, and the Committee may require modifications in order to meet such test.

          (3)  Such deferral cannot exceed the dollar limit in Section
     4.4 hereof.

          (4) Such deferral cannot exceed fifteen percent (15%) of the Member's Compensation for the Plan Year.

     A salary deferral agreement shall he entered into on such forms as the Committee may prescribe, provided that changes, suspensions or discontinuance of salary deferrals may be made by the Member in accordance with Committee guidelines and may be made by the Committee if called for under Section 4.4 or
4.5 hereof or if the Employer's deduction limits under Code Section 404(a) would otherwise be exceeded, or if the annual

                                    Page IV-2
================================================================================

     5.4 Notification To Members: At least once annually the Committee shall advise each Member for whom an Individual Account is held hereunder the amount held in such account

     5.5 Investment Fund Options: Separate Investment Funds will be established in the Trust (and may be changed from time to time) and any Salary Deferral Contributions received hereunder on or after August 1, 1994 will be eligible for deposit in, and thereafter maintained in, such Investment Funds in accordance with the following:

     a. Investment Direction As To Contributions: Any such contribution allocated to a Member's Individual Account hereunder on or after September 1,1994 will be invested in the Investment Fund (or Funds) designated by the Member in accordance with Committee guidelines. All such contributions for which no such designation is duly made shall be invested in the Investment Fund designated by the Committee for this purpose.

     b. Change Of Investment Directions: Any direction by a Member for investment of such contributions made to his Individual Accounts under this Plan shall be deemed to be a continuing direction until changed. A Member may change his investment direction for future contributions, but such a change may be made only in accordance with Committee guidelines, including any restrictions on the number of changes permitted each year and the times for making such changes.

     c. Shifts In Investments: A Member may direct that all or any part of his Individual Account in any such Investment Fund or Funds be shifted into any other available Investment Fund or Funds, but such a shift may be made only in accordance with Committee guidelines, including any restrictions on the number of changes permitted each year and the times for making such changes.

                                    Page V-3

================================================================================

to be returned to the Trustee. This form will set forth instructions as to whether the Trustee is directed to tender into the tender offer the Employer Stock allocated to the Member's Individual Account. Upon receipt of the instructions from the Member, the Trustee will take such action as directed by the Member. In the case in which valid instructions are not received from Members with respect to any shares of Employer Stock allocated to Members' Individual Accounts, and in the case of shares of Employer Stock held in the suspense account under Section 4.1 hereof, the Trustee will tender into such tender offer only that number of shares that bears the same ratio to the total of all such shares in each such case as the number of shares for which the Trustee has received valid instructions to tender into the tender offer bears to the total number of shares allocated to Members' Individual Accounts.

     9.3 Pass-Through Of Cash Dividends On Employer Stock: Cash dividends on shares of Employer Stock held in the Trust may, at the discretion of the Committee and by individual direction of the Members, be passed through to Members, and if not passed through, shall be retained in the Trust until distribution under the normal distribution provisions of this Plan.


                                    Page IX-2

================================================================================

claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Committee.

     After the Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Committee, unless special circumstances require an extension. Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Committee. The communication shall be set forth in writing in a manner calculated to be understood by the claimant and shall identify the reasons for the denial and shall reference any pertinent Plan provisions upon which the denial is based.

     13.4 Committee Procedures: The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not, be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

     13.5 Authorization Of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to he paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

     13.6 Payment Of Expenses: All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's fees, shall ordinarily be paid by the Employer, except any transaction fee charged by the Trustee for making a distribution from a Member's account shall be paid by deduction from such Member's account. However, if any such expense is not so paid, it shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund. Any expenses paid by the Corporation may be subject to reimbursement by Employers for their proportionate shares.

     13.7 Unclaimed Benefits: During the time when a benefit hereunder is payable to any distributee, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within one year from the mailing of such demand, then the Committee may, in its sole discretion, after the proper statutory period, allow such unclaimed benefits to escheat to the proper governmental unit under the applicable escheat law.

     13.8 Indemnity: The Employer indemnifies and saves harmless any member of the Board of Directors of the Employer and any Employee of the Employer from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.

                             Pages XIII-4 and XIII-5

================================================================================

Except as amended by this instrument, the Plan (As Restated January 1, 1989) shall remain in full force and effect. This instrument may be executed in a number of counterparts, each of which shall be deemed to be an original even though the others are not produced and all of which collectively shall be deemed to be but one instrument.

IN WITNESS WHEREOF, this Amendment has been executed this 15TH day of JUNE, 1994, effective as of August 1, 1994.

                                        JUSTIN INDUSTRIES, INC.


                                        By: /S/ J. T. Dickenson
                                           J. T. Dickenson, President
                                           and Chief Operating Officer


ATTEST:

/S/ Jon M. Bennett
    Jon M. Bennett, Secretary